UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

VCA Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16783	95-4097995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12401 West Olympic Boulevard

Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 310-571-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 30, 2017, VCA Inc., a Delaware corporation (the “Company”), and Mars, Incorporated, a Delaware corporation (“Mars”), issued a joint press release announcing that the U.S. Federal Trade Commission has cleared the proposed merger of the Company with and into a wholly owned subsidiary of Mars, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Mars, as contemplated by that certain Agreement and Plan of Merger, dated as of January 7, 2017 (the “Merger Agreement”), by and among the Company, MMI Holdings, Inc., a Delaware corporation, Venice Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of MMI Holdings, Inc., and, solely for purposes of Section 9.15 of the Merger Agreement, Mars.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Joint Press Release issued by the Company and Mars on August 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCA INC.

By:	/s/ Tomas W. Fuller
Name:	Tomas W. Fuller
Title:	Chief Financial Officer, Vice President, and Secretary

Date: August 30, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Joint Press Release issued by the Company and Mars on August 30, 2017